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                                                                    EXHIBIT 23.3


                         CONSENT OF ARTHUR ANDERSEN LLP


As independent public accountants, we hereby consent to the use in this registration statement of our report dated May 20, 1996 included herein in Crabtree Capital Corporation's financial statements for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.

                                                 Arthur Andersen LLP

Chicago, Illinois
July 22, 1996